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                             UNDERWRITING AGREEMENT

                                                                     Exhibit 1.1


                                                               February __, 2000


FLEETBOSTON ROBERTSON STEPHENS INC.
U.S. BANCORP PIPER JAFFREY INC.
    As Representatives of the several Underwriters
c/o  FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California  94104

Ladies and Gentlemen:

      INTRODUCTORY. Delano Technology Corporation, an Ontario corporation (the "Company), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of its common shares ("Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 750,000 Common Shares (the "Option Shares") as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." FleetBoston Robertson Stephens Inc. and U.S. Bancorp Piper Jaffrey Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

      The Company has prepared and filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (File No. 333-94505) that contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "U.S. Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      The Company has prepared and filed with the Alberta Securities Commission and the Ontario Securities Commission in accordance with the securities laws applicable in the Provinces of Alberta and Ontario as interpreted and applied by the Alberta Securities Commission and the Ontario Securities Commission, respectively (collectively, the "Canadian Securities Laws"), a prospectus dated February 7, 2000 to be used in connection with the public offering and sale of the Shares in

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Canada, as well as with additional Common Shares issuable upon exercise of special warrants issued previously by the Company. Such prospectus, in the form so filed, including the financial statements included therein, is called the "Canadian Prospectus." The Canadian Prospectus and the U.S. Prospectus together are called the "Prospectuses," and each of them is called a "Prospectus."

      The Company hereby confirms its agreements with the Underwriters as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

      (a)   Compliance with Registration Requirements.

            (i) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. Each preliminary prospectus and the U.S. Prospectus when filed complied in all material respects with the Securities Act and was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares, except as may be permitted by Regulation S-T under the Securities Act if filed by electronic transmission pursuant to EDGAR. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or either Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in either Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

            (ii) A receipt has been obtained in respect of the Canadian Prospectus from the Alberta Securities Commission and the Ontario Securities Commission. No other authorization, permit, approval, order or consent of or filing with any government, governmental agency or body or court of Canada or the Provinces of Alberta or Ontario is required for the execution and performance of this Agreement by the Company, including its valid authorization, issuance, sale and delivery of the Shares as contemplated hereby. The Canadian Prospectus complies in all material respects with the applicable requirements of the Canadian Securities Laws.

      (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and preliminary prospectuses and each Prospectus, as amended or


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supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

      (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectuses and the Registration Statement.

      (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (e) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

      (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

      (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in each Prospectus, and except as set forth or contemplated in each Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries Delano Technology Europe Limited and Delano Technology Inc. (the "Subsidiaries"), considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect");
(ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or either Subsidiary, except for dividends paid to the Company, on any class of capital stock; and (iv) there has been no repurchase or redemption by the Company or either Subsidiary of any class of capital stock.

      (h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus, are independent public or certified public accountants as required by the Securities Act.

      (i) Preparation of the Financial Statements. The consolidated financial statements included in each Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such consolidated financial statements included in the U.S. Prospectus have been prepared in conformity with generally accepted accounting principles as applied in the United

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States ("U.S. GAAP"), which principles have been applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the U.S. Prospectus under the captions "Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The consolidated financial statements included in the Canadian Prospectus have been prepared in conformity with generally accepted accounting principles as applied in Canadian ("Canadian GAAP"), which principles have been applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Canadian Prospectus. The financial data set forth in the Canadian Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Canadian Prospectus.

      (j) Company's Accounting System. The Company and the Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (k) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

      (l) Incorporation and Good Standing of the Company and the Subsidiaries. Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in each Prospectus, and is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of each jurisdiction that requires such qualification.

      (m) Capitalization of the Subsidiaries. All the outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, except such as would not have a Material Adverse Effect, free and clear of any security interests, claims, liens or encumbrances.

      (n) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Neither Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company, except as described in or contemplated by each Prospectus.

      (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the each Prospectus under the caption "Capitalization" on the basis set forth therein, other than for subsequent issuances, if any, pursuant to employee benefit plans described in each Prospectus or upon exercise of outstanding options,


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warrants or special warrants described in each Prospectus. The Common Shares, including the Shares, conform in all material respects to the description thereof contained in each Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or either Subsidiary other than those accurately described in each Prospectus. The description of the Company's stock option and stock purchase plans, and the options or other rights granted thereunder, set forth in each Prospectus accurately and fairly presents the information required by the Securities Act or the Canadian Securities Laws, as applicable, to be shown with respect to such plans, options and rights.

      (p) Stock Exchange Listing. The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

      (q) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and the Canadian Securities Laws and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in each Prospectus and (ii) by the National Association of Securities Dealers, Inc. (the "NASD").

      (r) Non-Contravention of Existing Instruments Agreements. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either Subsidiary pursuant to, (i) the articles or by-laws of the Company or either Subsidiary,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or either Subsidiary is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or either Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, either Subsidiary or any of their respective properties.

      (s) No Defaults or Violations. Neither the Company nor either Subsidiary is in violation or default of (i) any provision of its articles or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or either Subsidiary or any of their respective properties, as applicable, except any such violation or default that would not, singly or in the aggregate, result in a Material Adverse Change or except as otherwise disclosed in each Prospectus.

      (t) No Actions, Suits or Proceedings. Except as otherwise disclosed in each Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, either Subsidiary or their respective properties is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a

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Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

      (u) All Necessary Permits, Etc. Except as otherwise disclosed in each Prospectus, the Company and the Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor either Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

      (v) Title to Properties. Except as otherwise disclosed in each Prospectus, each of the Company and the Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company and the Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and the Subsidiaries.

      (w) Tax Law Compliance. The Company and the Subsidiaries have filed all necessary federal, provincial and foreign income and franchise tax returns (in Canada, the United States and otherwise) and have paid all taxes required to be paid by either of them and, if due and payable, any related or similar assessment, fine or penalty levied against either of them, except where the failure to file such returns or pay such taxes has not had and will not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or either Subsidiary has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

      (x) Intellectual Property Rights. Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct its businesses as described in the Registration Statement and each Prospectus. The expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in each Prospectus. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. To the Company's knowledge, there is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and the

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Subsidiaries do not in the conduct of their businesses as now or proposed to be conducted as described in the Prospectuses infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, known to the Company or either Subsidiary, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

      (y) Year 2000 Preparedness. There are no issues related to the preparedness of the Company and the Subsidiaries for the Year 2000 that are of a character required to be described or referred to in the Registration Statement or the U.S. Prospectus by the Securities Act that have not been accurately described in the Registration Statement or the U.S. Prospectus or that are of a character required to be described or referred to in the Canadian Prospectus by the Canadian Securities Laws that have not been accurately described in the Canadian Prospectus. The Company has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Registration Statement and each Prospectus any issues that might reasonably be expected to result in any Material Adverse Change.

      (z) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any province, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares as contemplated by this Agreement.

      (aa) Company Not an "Investment Company." The Company has been advised of the requirements under the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (bb) Insurance. The Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors' and officers' liability. The Company has no reason to believe that it or either Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor either Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

      (cc) Labor Matters. To the best of Company's knowledge, no labor disturbance by the employees of the Company or either Subsidiary exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal customers that might be expected to result in a Material Adverse Change.

      (dd) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

      (ee) Lock-Up Agreements. Each officer and director of the Company and each holder of record of Common Shares has agreed to sign an agreement substantially in the form of EXHIBIT A

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hereto (the "Lock-up Agreements"). The Company has provided to counsel for the
Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of FleetBoston Robertson Stephens Inc.

      (ff) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, either Subsidiary or any other person (i) required by the Securities Act to be described in the U.S. Prospectus that have not been described as required or (ii) required by the Canadian Securities Laws to be described in the Canadian Prospectus that have not been described as required.

      (gg) No Unlawful Contributions or Other Payments. Neither the Company nor either Subsidiary, nor to the knowledge of the Company any employee or agent of the Company or either Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in either Prospectus.

      (hh) ERISA Compliance. Neither the Company nor either Subsidiary has established or maintains any "employee benefit plan" (as defined under the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) (as defined below) that is required to be qualified under, or is otherwise subject to the requirements of, ERISA.

            Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

      SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.

      (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be US$___ per share. As compensation to the Underwriters for their commitments hereunder, the Company at the Closing Date (as defined below) will pay to FleetBoston Robertson Stephens Inc., for the accounts of the Underwriters, a commission equal to US$____ per Firm Share.

      (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 9 A.M., Toronto time, at the offices of Osler, Hoskin & Harcourt (or at such other place as may be agreed upon between the Representatives and the Company), (i) on the third full business day following the first day that Shares are traded, (ii) if this Agreement is executed and delivered after 4:30 P.M., Toronto time, the fourth full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later that seven full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "Closing Date"; provided, however,

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that if the Company has not made available to the Representatives copies of each
Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two full business days following delivery of copies of each Prospectus to the Representatives.

      (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised once and only once at any time upon written notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company. As compensation to the Underwriters for their commitments hereunder, the Company at the Second Closing Date will pay to FleetBoston Robertson Stephens Inc., for the accounts of the Underwriters, a commission equal to US$____ per Option Share.

      (d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectuses, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

      (e) Payment for the Shares. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available funds to the order of the Company.

            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. FleetBoston Robertson Stephens Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several

Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      (g) Delivery of Prospectus to the Underwriters. Not later than 3 P.M., Toronto time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of each Prospectus in such quantities and at such places as the Representatives shall request.

      SECTION 3. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

      (a) Registration Statement Matters. The Company will (i) use its best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") to become effective simultaneously with the Registration Statement, (ii) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a U.S. Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (iii) not file any amendment to the Registration Statement or supplement to the U.S. Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

      (b) Securities Act Compliance. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the U.S. Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the U.S. Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the U.S. Prospectus and to obtain as soon as possible the lifting thereof, if issued.

      (c) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or where it would become subject to taxation as a foreign corporation. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

      (d) Amendments and Supplements to the Prospectuses and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and each Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement either Prospectus in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement such Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to such Prospectus so that such Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Prospectus will comply with the law.

      (e) Canadian Securities Laws Compliance. The Company will not file any amendment or supplement to the Canadian Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Canadian Securities Laws. The Company will advise the Representatives promptly of any request of the Alberta Securities Commission or the Ontario Securities Commission for an amendment of or supplement to the Canadian Prospectus or for any additional information or the issuance by the Alberta Securities Commission or the Ontario Securities Commission of any order suspending the use of the Canadian Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Canadian Prospectus and to obtain as soon as possible the lifting thereof, if issued. The Company will comply with the Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and each Prospectus.

      (f) Copies of any Amendments and Supplements to the Prospectuses. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, neither Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of each Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

      (g) Insurance. The Company shall (i) obtain directors' and officers' liability insurance in the minimum amount of $10,000,000 that shall apply to the offering contemplated hereby and (ii) cause FleetBoston Robertson Stephens Inc. to be added as an additional insured to such policy in respect of the offering contemplated hereby.

      (h) Notice of Subsequent Events. If at any time during the ninety-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Company Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of either Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

      (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in each Prospectus.

      (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

      (k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

      (l) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

      (m) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of FleetBoston Robertson Stephens Inc., for a period of 180 days following the date of the U.S. Prospectus, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction that is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell the Firm Shares and the Option Shares to the Underwriters, (ii) issue and sell Common Shares pursuant to any director or employee stock option or purchase plan of the Company in effect at the date of the U.S. Prospectus and described in the U.S. Prospectus, (iii) issue options under its existing stock option and incentive plans, provided such options do not vest prior to the expiration of the 180-day period commencing on the date of the U.S. Prospectus (the "Lock-Up Period") and (iv) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants or special warrants outstanding at the date of the U.S. Prospectus and described in the U.S. Prospectus.

      (n) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Annual Report on Form 20-F, Annual Report on Form 40-F, Quarterly Report on Form 10-Q, or Current Report on Form 8-K or Form 6-K, as applicable, or other report filed by the Company with the Commission, the NASD or any securities exchange; and
(iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

      (o) Concurrent Canadian Private Placements. Concurrently with the Closing, the Company will sell 900,000 Common Shares (the "Private Shares") to two entities in Canada. The offering and sale of the Private Shares has been and will be effected in accordance with Regulation S under the Securities Act and therefore are exempt from registration under the Securities Act. The offering and sale of the Private Shares has been and will be effected in accordance with [Part ___] of the

Securities Act (Ontario) and therefore will be exempt from the [prospectus filing requirements] of the Securities Act (Ontario). No filing with any government or governmental agency or body is required to be made under the Securities Act, the Canadian Securities Laws or any other United States or Canadian federal, provincial or state laws or regulations in connection with the offering and sale of the Private Shares, except such as have been duly made.

      SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the U.S. Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel; no order suspending the effectiveness of the Canadian Prospectus shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Alberta Securities Commission or the Ontario Securities Commission, and any request of the Alberta Securities Commission or the Ontario Securities Commission for additional information (to be included in the Canadian Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

      (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and each Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

      (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise from that set forth in the Registration Statement and each Prospectus that, in your sole judgment, is material and adverse and makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectuses.

      (d) Opinions of Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, opinion of Osler, Hoskin & Harcourt LLP, counsel for the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, substantially in the form of EXHIBIT B and EXHIBIT C hereto, respectively, each dated the First Closing Date, or the Second Closing Date, and addressed to the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in EXHIBIT B may rely as to questions of law not involving the federal laws of Canada or the laws of the Province of Ontario upon opinions of local counsel. Both counsel may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon by either counsel shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

      (e) Opinion of Counsel for the Underwriters. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Foley, Hoag & Eliot LLP, substantially in the form of EXHIBIT D hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

      (f) Accountants' Comfort Letter. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from KPMG LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise from that set forth in the Registration Statement and each Prospectus, that, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectuses. The Original Letter from KPMG LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of the consolidated balance sheets of the Company as of March 31, 1999 and December 31, 1999 and related consolidated statements of operations, shareholders' equity and cash flows for the period from May 7, 1998 (inception) to March 31, 1999 and the nine-months ended December 31, 1999, and (iii) address other matters agreed upon by KPMG LLP and you. In addition, you shall have received from KPMG LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1999, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

      (g) Officers' Certificate. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

            (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be.

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act. No order suspending the use of the Canadian Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Canadian Securities Laws.

            (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the U.S. Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act. When the receipt was received for the Canadian Prospectus and at all times subsequent thereto up to the delivery of such certificate, the Canadian Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Canadian Securities Laws and in all material respects conformed to the requirements of the Canadian Securities Laws. The Registration Statement and each Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented U.S. Prospectus or Canadian Prospectus that has not been so set forth.

            (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectuses, and except as set forth as contemplated in each Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or either Subsidiary, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or either Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or either Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or either Subsidiary that has been sustained or will have been sustained that has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise.

      (h) Lock-up Agreement from Certain Shareholders of the Company. The Company shall have obtained and delivered to you an agreement substantially in the form of EXHIBIT A hereto from each officer and director of the Company and each holder of record of Common Shares.

      (i) Stock Exchange Listing. The Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

      (j) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of copies of each Prospectus.

      (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

      SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including
(i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and each Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws of any jurisdiction of the United States or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the preparation and undertaking of "road show" preparations to be made to prospective investors, and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement; provided, that in no event shall the Company be required to pay in excess of US$[25,000] in respect of the fees and expenses of Underwriters' counsel. It is understood that, except as provided in this Section and Section 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and any stock transfer taxes on resale of any of the shares by them.

      SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, 7, 8 or 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

      (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws or any other United States or Canadian federal, state or provincial statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or either Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under applicable law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by FleetBoston Robertson Stephens Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the appropriate Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of such Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Company and its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws or any other United States or Canadian federal, state or provincial statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or either Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, either Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (c) Information Provided by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or either Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the second, third and last paragraphs under the caption "Underwriting" in each Prospectus; and the Underwriters confirm that such statements are correct.

      (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (FleetBoston Robertson Stephens Inc. in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (f) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty days of invoice to the indemnifying party.

      (h) Survival. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

      (i) Acknowledgments of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and U.S. Prospectus as required by the Securities Act and in the Canadian Prospectus as required by the Canadian Securities Laws.

      SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds ten percent of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectuses or any other documents or arrangements may be effected.

      As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      Each of the Underwriters, severally and not jointly, hereby represents and warrants to, and agrees with, the other parties hereto that such Underwriter (a) will not distribute the Shares in such a manner as to require the registration of the Shares, or the filing of a prospectus with respect to the Shares, under the laws of any jurisdiction outside of the United States, Alberta or Ontario,
(b) will only offer and sell the Shares in accordance with all applicable Canadian and the United States laws and only in those jurisdictions where they may lawfully be offered and sold, and (c) without limiting the foregoing, will only distribute Shares in Canada in accordance with prospectus and registration requirements of the Canadian Securities Laws or exemptions from these requirements.

      SECTION 9. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by written notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California or Canadian authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectuses or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

      SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

      SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Representatives:   FLEETBOSTON ROBERTSON STEPHENS INC.
                                   555 California Street
                                   San Francisco, California  94104
                                   Facsimile:  (415) 676-2696
                                   Attention:  General Counsel

      If to the Company:           DELANO TECHNOLOGY CORPORATION
                                   40 West Wilmot Street
                                   Richmond Hill, Ontario
                                   L4B 1H8 Canada
                                   Facsimile:  (905) 764-7445
                                   Attention:  General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 14. GOVERNING LAW PROVISIONS.

      (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

      (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

      SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

                                      * * *

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       DELANO TECHNOLOGY CORPORATION


                                       By: _____________________________________
                                           President and Chief Executive Officer


      The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC.
U.S. BANCORP PIPER JAFFREY INC.
On their behalf and on behalf of each of the several Underwriters named in SCHEDULE A hereto.

By:   FLEETBOSTON ROBERTSON STEPHENS INC.


      By:_________________________________
                 Authorized Signatory

                                   SCHEDULE A







                                                                   NUMBER OF
                                                                  FIRM SHARES
                                                                     TO BE
UNDERWRITERS                                                       PURCHASED
--------------                                                   -------------
FleetBoston Robertson Stephens Inc. and
   FleetBoston Robertson Stephens International Limited..........
U.S. Bancorp Piper Jaffrey Inc...................................












                                                                    ---------
      Total .....................................................   5,000,000
                                                                    =========


                                    EXHIBIT A

                                LOCK-UP AGREEMENT


FLEETBOSTON ROBERTSON STEPHENS INC.
   As Lead Representative of the Several Underwriters
555 California Street, Suite 2600
San Francisco, California 94104

      Re:   Delano Technology Corporation (the "Company")

Ladies and Gentlemen:

      The undersigned owns of record or beneficially certain common shares of the Company ("Common Shares") or securities convertible into, or exchangeable or exercisable for, Common Shares. The Company proposes to carry out a public offering of Common Shares (the "Offering") for which FleetBoston Robertson Stephens Inc. will act as the lead representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that FleetBoston Robertson Stephens Inc. and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exchangeable for Common Shares (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by this restriction,
(b) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (c) with respect to Dispositions of Common Shares acquired on the open market, or (d) with the prior written consent of FleetBoston Robertson Stephens Inc., for a period commencing on the date hereof and continuing to a date 180 days after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Securities held by the undersigned except in compliance with the foregoing restrictions.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This letter agreement shall terminate and be of no further force and effect upon a decision by FleetBoston Robertson Stephens Inc. or the Company not to proceed with the Offering.

Dated:________________________

                                        ______________________________________
                                        [Printed Name of Holder]



                                        By:___________________________________
                                           Printed Name of Person Signing
                                           (and indicate capacity of person
                                           signing if signing as custodian,
                                           trustee, or on behalf of an entity)

                                    EXHIBIT B

             MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL


      (i) The Company is a corporation incorporated and existing under the laws of Ontario.

      (ii) There are no restrictions on the corporate power and capacity of the Company to own and lease property and assets and to carry on business.

      (iii) The Company is qualified or registered as an extra-provincial corporation in the jurisdictions named therein, which are the only jurisdictions in which the Company owns or leases any material property or conducts any material businesses. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

      (iv) The authorized share capital of the Company as at December 31, 1999 consisted of, and as of the First Closing Date or the Second Closing Date, as the case may be, consists of, an unlimited number of Class A special shares, and unlimited number of Class B special shares, an unlimited number of Class C special shares and an unlimited number of common shares. As at December 31, 1999, there were _____ Class A special shares, _____ Class B special shares, _____ Common Shares and no Class C special shares issued and outstanding, and all such issued shares have been validly issued and are outstanding as fully paid and nonassessable shares of the Company.

      (v) The Firm Shares or the Option Shares, as the case may be, have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be validly issued and fully paid and nonassessable.

      (vi) There are no restrictions on the corporate power and capacity of the Company to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder.

      (vii) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

      (viii)A receipt has been obtained in respect of the Canadian Prospectus from the Alberta Securities Commission and the Ontario Securities Commission, and no other authorization, permit, approval, order or consent of or filing with any government, governmental agency or body or court of Canada or the Provinces of Alberta and Ontario is required (A) the valid authorization, issuance, sale and delivery of the Shares, (B) the execution of this agreement, or (C) the consummation by the Company of the transactions contemplated herein.

      (ix) The Canadian Prospectus (other than the financial statements and notes thereto and other financial and statistical data included therein or excluded therefrom, as to which such counsel need express no opinion) appears on its face to have been appropriately responsive in all material respects to the requirements. of the Canadian Securities Laws.

      (x) The information in each Prospectus under the captions "Description of Share Capital--Common Shares," "--Preferred Shares" and "Enforceability of Civil Liabilities" and in the Canadian Prospectus under the captions "Eligibility for Investment," "Purchasers' Statutory Rights" and "Contractual Right of Action for Rescission," in each case to the extent it constitutes matters of Ontario or federal Canadian law or legal conclusions under Ontario or federal Canadian law, has been reviewed by such counsel and is a fair summary of such matters and conclusions. The statements in the U.S. Prospectus under the caption "Tax Considerations-- Canadian Federal Income Tax Considerations" and in the Canadian Prospectus under the caption "Canadian Federal Income Tax Considerations" fairly describe the principal Canadian federal income tax considerations applicable to a holder of Shares who, within the meaning of the Income Tax Act (Canada), is a non-resident of Canada and deals at arm's length with the Company. The form of certificates evidencing the Common Shares and filed as an exhibit to the Registration Statement complies with the provisions of the articles and bylaws of the Company and the Business Corporations Act (Ontario).

      (xi) To such counsel's knowledge, the description in the Registration Statement and each Prospectus of the articles and bylaws of the Company and of statutes are correct in all material respects.

      (xii) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's articles or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to the Registration Statement or any applicable Ontario or federal Canadian statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any Ontario or federal Canadian court, government or governmental agency or body having jurisdiction over the Company or either Subsidiary, or over any of their properties or operations.

      (xiii)No consent, approval, authorization or order of or qualification with any Ontario or federal Canadian court or governmental agency or body having jurisdiction over the Company or either Subsidiary, or over any of their properties or operations, is necessary under the laws of Ontario or the federal laws of Canada applicable therein in connection with the consummation by the Company of the transactions herein contemplated.

      (xiv) To such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened against the Company or either Subsidiary.

      (xv) To such counsel's knowledge, the Company is not presently (a) in material violation of its articles or bylaws or (b) in material breach of any applicable Ontario or federal Canadian statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any Ontario or federal Canadian court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations.

      (xvi) To such counsel's knowledge, except as set forth in the Registration Statement and each Prospectus, no holders of Company Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and each Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Company Shares or other securities, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, waived such rights.

      (xvii) To such counsel's knowledge, the Company has not received any notice of infringement or conflict with asserted trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

      (xviii) A court of competent jurisdiction in the Province of Ontario (an "Ontario Court") would recognize the choice of the law of the State of New York as a valid choice of law and would apply such law in any action seeking to enforce this Agreement; provided that,
(a) such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction, (b) such law is not contrary to public policy as that term is applied by the Ontario Court ("Public Policy"), (c) in matters of procedure the laws of the Province of Ontario will be applied, (d) the provisions of the law of the State of New York or this Agreement relating to prescription or of a fiscal, expropriatory or penal nature will not be applied and (e) provisions of the law of the State of New York or this Agreement will not be applied if the application would be contrary to Public Policy. However, we have no reason to believe that the choice of the laws of New York in this context is contrary to Public Policy under the laws of the Province of Ontario or the laws of federal Canada applicable therein. An Ontario Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are properly being brought elsewhere.

      (xix) An Ontario Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States of America under this Agreement and to the provisions in this Agreement whereby the Company has submitted to the non- exclusive jurisdiction of the Specified Courts. An Ontario Court may, however, reserve to itself an inherent power to decline to hear such an action if it is contrary to Public Policy for it to do so or it is not the proper forum to hear such action or concurrent proceedings are being brought elsewhere.

      (xx) A final and conclusive judgment for a sum certain obtained in a Specified Court against the Company in connection with any action arising out of or relating to this Agreement, which judgment is not impeachable as void or voidable under the laws properly applied by the Specified Court would be recognized and could be sued upon in an Ontario Court and such court would grant a judgment which would be enforceable against the Company in the Province of Ontario, provided that:

            (A) the court rendering such judgment had jurisdiction over the Company, as recognized by the Ontario Court (and submission by the Company in this Agreement to the jurisdiction of the Specified Courts pursuant to
      Section 14 will be sufficient for that purpose);

            (B) such judgment was not obtained by fraud or in any manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy;

            (C) such judgment was not rendered in contravention of any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada);

            (D) enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue expropriatory or penal laws; and

            (E) there has been compliance with the Limitations Act (Ontario).

                  Where a foreign decision orders a debtor to pay a sum of money expressed in foreign currency, the sum of money will be converted by an Ontario Court into Canadian currency at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered. The determination of interest payable under a foreign judgment is governed by the laws of the authority that rendered the decision until its conversion. To the knowledge of Osler, Hoskin & Harcourt LLP, there is no Public Policy reason under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding the recognition of judgments of a Specified Court enforcing the performance of this Agreement pursuant to its terms in the case of a judgment awarding a sum of money as compensatory damages.

      (xxi) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Canadian government or to the provincial government of Ontario in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Shares or (B) the sale and delivery outside Canada by the Underwriters of the Shares in the manner contemplated in this Agreement.

                                    EXHIBIT C

   MATTERS TO BE COVERED IN THE OPINION OF SPECIAL U.S. COUNSEL TO THE COMPANY


      (i) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

      (ii) To such counsel's knowledge, the Registration Statement has become effective under the Securities Act, and the Form 8-A Registration Statement has become effective under the Exchange Act. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act. The Firm Shares or the Option Shares, as the case may be, have been validly registered under the Securities Act and the Exchange Act.

      (iii) The Registration Statement, as of its effective date, and the U.S. Prospectus, as of its date (other than the financial statements and notes thereto and other financial and statistical data included therein or excluded therefrom, as to which such counsel need express no opinion), appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act applicable to registration statements on Form F-1, except that such counsel need not assume any responsibility in this paragraph for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the U.S. Prospectus. The Form 8-A Registration Statement appears on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act.

      (iv) Such counsel does not know of any legal or governmental proceedings pending, threatened or contemplated to which the Company or either of the Subsidiaries is a party or of which any property of the Company or either of the Subsidiaries is subject, which are material to the Company and the Subsidiaries taken as a whole, that are required to be described in the Registration Statement or the U.S. Prospectus and that are not described as required, and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be described in the Registration Statement or the U.S. Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

      (v) Based upon such counsel's review of those laws, rules and regulations of the State of New York and the United States of America which, in such counsel's experience, are normally applicable to transactions of the type provided for in this Agreement (including transactions such as the issuance and sale by the Company of the Shares) (collectively, "Requirements of Law"), but without having made any special investigation concerning any other laws, rules or regulations, no consent, approval, authorization, filing with or order of any court or governmental agency or body under the laws of the State of New York or the federal laws of the United States of America is required on the part of the Company in connection with the transactions contemplated by this Agreement, other than as have been obtained under the Securities Act and the Exchange Act (and other than such actions as may be required by the rules and regulations of the NASD or state securities or Blue Sky laws, as to which such counsel need not express any opinion) in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated by this Agreement and in the U.S. Prospectus, and, so far as is known to such counsel, neither the issue and sale of the Shares, nor the consummation of any other transactions contemplated by this Agreement, nor the fulfillment of the terms of this Agreement will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to any Requirements of Law (assuming compliance with applicable state securities and blue Sky laws) or any material judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority located in the United States having jurisdiction over the Company or the Subsidiaries, or any of their respective properties or assets (collectively, "Orders") specifically identified to such counsel by the Company pursuant to the certificate attached to such opinion letter as being material Orders to which it is subject; except that such counsel need not express any opinion in this paragraph with respect to the disclosure requirements of the United States federal securities laws or the securities laws of the State of New York.

      (vi) The Company is not, nor upon the consummation of the transactions contemplated by this Agreement will be, subject to registration or regulation as an "investment company," as such term is defined in the Investment Company Act or required to seek an exemptive order under the Investment Company Act permitting such registration pursuant to Section 7(d) thereunder.

      (vii) The statements made in the U.S. Prospectus under "Tax
Considerations--United States Federal Income Tax Considerations," insofar as such statements purport to describe the provisions of the laws referred to therein, fairly summarize the information disclosed therein in all material respects.

      In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the U.S. Prospectus, nothing has come to the attention of such counsel that leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements and financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the U.S. Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT D

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITERS' COUNSEL


      (i) To our knowledge, the Registration Statement has become effective under the Securities Act, no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission.

      (ii) To our knowledge, the Form 8-A Registration Statement has become effective under the Exchange Act, no order suspending the effectiveness of the Form 8-A Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission.

      Such counsel shall state that such counsel has reviewed the opinions addressed to the Representatives from Osler, Hoskin & Harcourt and Skadden, Arps, Slate, Meagher & Flom LLP, each dated the date hereof, and furnished to you in accordance with the provisions of the Underwriting Agreement. Each such opinion appears on its face to be appropriately responsive to the requirements of the Underwriting Agreement.

      In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Company's counsel, the Representatives and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the U.S. Prospectus:

            (a) The Registration Statement (except the financial statements and other financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, and the U.S. Prospectus (except as aforesaid), as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act.

            (b) No information has come to the attention of such counsel that causes such counsel to believe that the Registration Statement (except the financial statements and other financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) No information has come to the attention of such counsel that causes such counsel to believe that the U.S. Prospectus (except the financial statements and other financial and statistical data included therein, as to which such counsel need express no view), as of its date or the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Form 8-A Registration Statement, at the time it became effective, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act.


                                       D-1